FORM 11-K




(Mark One)
  [X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended           December 31, 2001
                          ------------------------------------------------------
                                                     OR
  [ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                    to
                               ---------------      ----------------------------
Commission file number             1-10312
                      ----------------------------------------------------------




              SYNOVUS FINANCIAL CORP. EMPLOYEE STOCK PURCHASE PLAN



                             SYNOVUS FINANCIAL CORP.
                                901 FRONT AVENUE
                                    SUITE 301
                             COLUMBUS, GEORGIA 31901
                                 (706) 649-5220













                                  Exhibit 99.1

                             SYNOVUS FINANCIAL CORP.
                          EMPLOYEE STOCK PURCHASE PLAN

                              Financial Statements

                        December 31, 2001, 2000, and 1999

                   (With Independent Auditors' Report Thereon)

                          Independent Auditors' Report



The Plan Administrator
Synovus Financial Corp. Employee
   Stock Purchase Plan:


We have audited the accompanying statements of financial condition of the Synovus Financial Corp. Employee Stock Purchase Plan as of December 31, 2001 and 2000 and the related statements of operations and changes in plan equity for each of the years in the three-year period ended December 31, 2001. These financial statements are the responsibility of the Plan's administrator. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial condition of the Synovus Financial Corp. Employee Stock Purchase Plan as of December 31, 2001 and 2000 and the results of its operations and changes in its plan equity for each of the years in the three-year period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.




/s/KPMG LLP



March 1, 2002


                            SYNOVUS FINANCIAL CORP.
                          EMPLOYEE STOCK PURCHASE PLAN

                       Statements of Financial Condition

                           December 31, 2001 and 2000

                    Assets                                           2001            2000
                                                                 -----------     ----------
Common stock of Synovus Financial Corp. at market value-
 2,490,767 shares (cost $36,757,923) in 2001 and
 2,673,504 shares (cost $32,859,546) in 2000 (note 2)            $62,368,026     72,018,851
Dividends receivable                                                 317,735        295,121
Cash                                                                 482,005        413,690
                                                                 -----------     ----------
                                                                 $63,167,766     72,727,662
                                                                 ===========     ==========
            Liabilities and Plan Equity

Plan equity (5,426 and 5,284 participants in 2001 and 2000,
 respectively)                                                   $63,167,766     72,727,662
                                                                 ===========     ==========

See accompanying notes to financial statements.

                                       2

                            SYNOVUS FINANCIAL CORP.
                          EMPLOYEE STOCK PURCHASE PLAN

              Statements of Operations and Changes in Plan Equity

                 Years ended December 31, 2001, 2000, and 1999

                                                             2001           2000          1999
                                                        -----------    ----------   ------------
Dividend income                                         $ 1,279,615     1,186,878     1,016,261
Realized gain on distributions to
 participants (note 5)                                    9,056,709     5,171,516     7,738,894
Unrealized appreciation (depreciation) of common
 stock of Synovus Financial Corp. (note 4)              (13,549,202)   14,166,917   (19,748,317)
Contributions (notes 1 and 3):
 Participants                                             7,392,598     6,620,926     5,958,921
 Participating employers                                  3,697,695     3,307,572     2,968,499
                                                        -----------    ----------   ------------
                                                          7,877,415    30,453,809    (2,065,742)
Withdrawals by participants - common stock of
 Synovus Financial Corp. at market value
 (627,031 shares in 2001, 655,064 shares in
  2000, and 711,079 shares  in 1999)-
  (note 5)                                              (17,437,311)  (12,738,838)  (14,788,895)
                                                        -----------    ----------   ------------
     Increase (decrease) in Plan equity
      for the year                                       (9,559,896)   17,714,971   (16,854,637)
Plan equity at beginning of year                         72,727,662    55,012,691    71,867,328
                                                        -----------    ----------   ------------
Plan equity at end of year                              $63,167,766    72,727,662    55,012,691
                                                        ===========    ==========   ============

See accompanying notes to financial statements.

                             SYNOVUS FINANCIAL CORP.
                          EMPLOYEE STOCK PURCHASE PLAN

                          Notes to Financial Statements

                        December 31, 2001, 2000, and 1999





(1)    Description of the Plan

       The Synovus Financial Corp. Employee Stock Purchase Plan (the Plan) was implemented as of January 15, 1979. The Plan is designed to enable participating Synovus Financial Corp. (Synovus) and subsidiaries' employees to purchase shares of Synovus common stock at prevailing market prices from contributions made by them and Synovus and subsidiaries (the Participating Employers).

       Synovus serves as the Plan administrator. State Street Bank and Trust Company serves as the Plan agent, hereafter referred to as "Agent."

       All employees who work twenty hours per week or more are eligible to participate in the Plan after completing three months of continuous employment prior to the beginning of a calendar quarter.

       The Plan also permits a participant who has successfully completed the State of Georgia's Intellectual Capital Partnership Program (ICAPP) to begin participation in the Plan immediately upon the participant's commencement of employment with a Participating Employer. Such participant's period of employment for purposes of determining the maximum compensation participant payroll deduction under the Plan will be measured beginning on the date of such participant's commencement of participation in such program.

       A participant may contribute to the Plan based on a formula through payroll deductions in multiples of $1, with a minimum deduction of $10 per month and a maximum deduction not to exceed a specified percentage of compensation (from 3% to 7%). Effective January 1, 1999, participants initially joining the Plan, requesting reinstatement in the Plan, or making a change under the Plan must select their payroll deduction amount as a percentage of compensation, with a minimum contribution level of 0.5%. Participants in the Plan prior to January 1, 1999 may continue contributing to the Plan through payroll deductions in whole dollar amounts. Matching contributions to the Plan are to be made by the Participating Employers in an amount equal to one-half of each participant's contribution. All contributions to the Plan vest immediately.

       The Plan provides, among other things, that all expenses of administering the Plan shall be paid by Synovus. Brokers' fees, commissions, postage, and other transaction costs incurred in connection with the purchase in the open market of Synovus common stock under the Plan are included in the cost of such stock to each participant.

       The Plan provides that upon withdrawal from the Plan, each participant has the option to receive the proceeds from his account balance in the form of shares of Synovus common stock and a check for any fractional shares and cash held, a lump-sum cash distribution, or a combination of both. With certain exceptions, employees who have previously withdrawn shares from their Plan account are precluded from receiving matching contributions from the participating employers for a specified period of time. Effective January 23, 2002, the Plan was amended to remove the above mentioned restriction on receiving matching contributions upon a withdrawal of shares from the Plan.

       Synovus expects to maintain the Plan indefinitely, but reserves the right to terminate or amend the Plan at any time, provided, however, that no termination or amendment shall affect or diminish any participant's right to the benefit of contributions made by him or his employer prior to the date of such amendment or termination.

                                       4                             (Continued)


                             SYNOVUS FINANCIAL CORP.
                          EMPLOYEE STOCK PURCHASE PLAN

                          Notes to Financial Statements

                        December 31, 2001, 2000, and 1999





       Synovus reserves the right to suspend participating employer contributions to the Plan if its board of directors feels that Synovus' financial condition warrants such action.

(2)    Summary of Accounting Policies

       The investment in Synovus common stock is stated at market value which is based on the closing price at year-end obtained by using market quotations on the principal public exchange market for which such security is traded. The December 31, 2001 and 2000 market values were $25.05 and $26.938 per share, respectively.

       The realized gain on distributions to participants is determined by computing the difference between the average cost per common stock share and the market value per share at the date of the distribution to the participants.

       Dividend income is accrued on the record date.

       Contributions by participants and Participating Employers, as well as withdrawals, are accounted for on the accrual basis.

       The Plan is not qualified under Sections 401(a) or 501(a) of the Internal Revenue Code of 1986, as amended. The Plan does not provide for income taxes because any income is taxable to the participants. Participants in the Plan must treat as compensation income their pro rata share of contributions made to the Plan by their employer. Cash dividends paid on Synovus common stock purchased under the Plan will be taxable to the participants on a pro rata basis for Federal and state income tax purposes during the year any such dividend is received by the participant or the Plan. Upon disposition of the Synovus common stock purchased under the Plan, participants must treat any gain or loss as long-term or short-term capital gain or loss depending upon when such disposition occurs.

       The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and changes therein, and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

                                       5                             (Continued)

                            SYNOVUS FINANCIAL CORP.
                          EMPLOYEE STOCK PURCHASE PLAN

                         Notes to Financial Statements

                       December 31, 2001, 2000, and 1999

(3) Contributions
    Contributions by Participating Employers and by participants are as follows:

                                                                       2001                       2000                      1999
                                                       ---------------------------  ------------------------- ---------------------
                                                     Participating                Participating             Participating
Participating employers                                 employers    Participants  employers    Participants employers  Participants
-------------------------------------------------    ------------- -------------- ------------- ----------- ----------  -----------
Synovus Financial Corp.                                $  659,656    1,321,014      238,201      476,402      214,785      430,345
Columbus Bank and Trust Company                           320,172      640,925      371,061      743,835      405,594      815,476
Commercial Bank and Trust Company of Troup County          32,457       65,011       32,623       65,559       27,442       55,825
Commercial Bank of Thomasville                             49,355       98,706       48,416       96,828       45,790       92,223
Security Bank and Trust Company of Albama                  55,350      110,693       53,011      106,014       51,045      102,150
Sumter Bank and Trust Company                              36,629       73,269       34,401       68,844       32,793       66,899
The Coastal Bank of Georgia                                47,173       94,787       47,588       95,620       50,936      102,879
First State Bank and Trust Company                         39,028       78,397       41,102       82,591       38,861       78,740
Bank of Hazlehurst                                         16,168       32,421       15,717       31,431       17,325       35,296
Cohutta Banking Company                                    35,579       71,204       33,176       66,346       37,499       75,175
Bank of Coweta                                             54,907      109,805       59,053      118,363       55,483      111,311
Citizens Bank & Trust of West Georgia                      83,006      165,999       77,841      155,672       73,046      146,927
Synovus Securities, Inc.                                  164,216      329,372      131,227      262,198       85,699      172,330
The Quincy State Bank                                      29,761       59,516       29,993       59,980       31,033       62,186
Community Bank and Trust of Southeast Alabana              24,296       48,588       26,697       53,504       32,646       65,320
Tallahassee State Bank                                     21,330       42,655       18,463       36,924       15,371       30,863
CB&T Bank of Middle Georgia                                36,272       72,968       40,387       80,767       37,125       74,369
First Community Bank of Tifton                             38,078       76,782       38,497       77,252       35,938       71,974
Synovus Technologies, Inc.                                     --           --      189,541      379,644      177,094      357,463
CB&T Bank of Russell County                                35,272       70,540       34,066       68,127       35,687       71,495
Sea Island Bank                                            42,077       77,746       37,820       75,636       35,172       71,294
Citizens First Bank                                        39,006       78,109       36,365       72,724       38,553       78,399
First Coast Community Bank                                 20,358       41,329       19,329       38,655       18,388       37,313
Bank of Pensacola                                          38,046       76,086       34,604       69,203       28,157       57,108
Vanguard Bank and Trust                                    63,060      127,072       53,102      106,896       49,556       99,744
The National Bank of Walton County                         36,448       72,890       37,635       75,266       32,300       65,508
Athens First Bank & Trust Co.                             131,285      262,557      124,251      248,493      121,133      242,503
The Citizens Bank of Fort Valley                           15,623       31,244       14,337       28,714       16,653       33,308
The Citizens Bank of Cochran                               10,789       21,578       10,306       20,610       10,315       20,631
First Commercial Bank of Birmingham                       109,881      219,761      101,537      203,061       99,586      196,945
First National Bank of Jasper                              83,830      167,647       81,383      162,411       77,634      155,383
Sterling Bank                                              32,077       64,149       32,318       64,632       30,369       60,759
The Bank of Tuscaloosa                                     44,183       88,359       43,140       86,273       43,479       86,952
First Commercial Bank of Huntsville                        39,329       78,652       34,762       69,520       32,767       65,531
Peachtree National Bank                                    48,824       97,642       45,444       91,014       44,062       88,710
Synovus Mortgage Corp.                                    198,435      392,059      106,690      212,478       38,688       77,592
Citizens & Merchants State Bank                            27,189       54,374       31,469       62,933       28,828       57,656
Synovus Trust Company                                     138,387      277,526      131,951      264,359      134,887      270,964
Synovus Service Corp.                                          --           --      195,237      392,609      207,938      417,575
The National Bank of South Carolina                       247,187      494,371      231,542      462,991      231,348      463,006
Bank of North Georgia                                     205,409      410,911      131,570      263,127      119,714      239,457
Georgia Bank & Trust                                       28,504       57,002       26,223       52,440       27,780       53,337
Synovus Trust Company of Florida                            9,755       19,509        7,633       15,266           --           --
Synovus Trust Company of Alabama                           27,914       55,827       15,384       30,768           --           --
Charter Bank and Trust Co.                                 42,226       84,446       42,034       84,064           --           --
Merit Leasing Corp.                                         3,046        6,091        1,491        2,982           --           --
Mountain National Bank                                     36,096       72,187       33,733       67,462           --           --
Total Technology Ventures                                   3,006        6,012        2,562        5,125           --           --
ProCard                                                    90,082      180,078       42,947       85,893           --           --
Synovus Insurance of Georgia                                9,832       19,663        8,505       17,010           --           --
Pointpathbank                                              30,603       61,274       10,718       21,434           --           --
TSYS Total Debt Management, Inc.                           50,266      101,323       20,489       40,976           --           --
Creative Financial Group                                   16,237       32,472           --           --           --           --
                                                     ------------- ------------   ------------ -----------  ----------  -----------
    Total contributions                                $3,697,695    7,392,598    3,307,572    6,620,926    2,968,499    5,958,921
                                                     ============  ============   ============ ===========  ==========  ===========

                            SYNOVUS FINANCIAL CORP.
                          EMPLOYEE STOCK PURCHASE PLAN

                         Notes to Financial Statements

                       December 31, 2001, 2000, and 1999


(4)    Unrealized Appreciation (Depreciation) of Synovus Common Stock

       Changes in unrealized appreciation (depreciation) on Synovus common stock are as follows:

                                                                  2001                  2000                   1999
                                                           -------------------   --------------------   --------------------
      Unrealized appreciation at end of year            $        25,610,103            39,159,305             24,992,388
      Unrealized appreciation at beginning of year               39,159,305            24,992,388             44,740,705
                                                           -------------------   --------------------   --------------------

      Unrealized appreciation (depreciation) for the
          year                                          $       (13,549,202)           14,166,917            (19,748,317)
                                                           ===================   ====================   ====================

 (5)   Realized Gain on Withdrawal Distributions to Participants

       The gain realized on withdrawal distributions to participants is summarized as follows:

                                                                 2001                   2000                   1999
                                                          --------------------   --------------------   -------------------
      Market value at dates of distribution or
          redemption of shares of Synovus common stock  $       17,437,311             12,738,838             14,788,895
      Less cost (computed on an average cost basis)
          of shares of Synovus common stock
          distributed or redeemed                                8,380,602              7,567,322              7,050,001
                                                          --------------------   --------------------   -------------------

                    Total realized gain                 $        9,056,709              5,171,516              7,738,894
                                                          ====================   ====================   ===================


                                        7